UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23, 2012, NGL Energy Partners LP (the “Partnership”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Pecos Gathering & Marketing, L.L.C. and its affiliated companies (collectively, “Pecos”) and the owners of Pecos, whereby all of the limited liability company membership interests of Pecos will be purchased by  the Partnership in exchange for approximately $125,000,000 in cash, plus an additional payment for agreed upon capital expenditures, and the assumption of certain equipment financing facilities of up to approximately $17,000,000 (“the “Pecos Acquisition”).  The purchase price is subject to further adjustment under the terms of the Equity Purchase Agreement, including with respect to refinements to the estimated value of the acquired working capital.  In addition, the Partnership and Pecos have agreed to indemnify each other for certain losses, and Pecos shall deposit $7,500,000 of the purchase price in an escrow account at closing to secure its indemnification obligations under the Equity Purchase Agreement.

The Partnership expects to enter into a Call Agreement with the former owners of Pecos upon closing of the Pecos Acquisition pursuant to which the former owners of Pecos will purchase $45,000,000 (or at their option, up to $60,000,000) of common units of the Partnership in a private placement following the consummation of the Pecos Acquisition.

The Equity Purchase Agreement contains customary representations and warranties and covenants, including with respect to non-competition and non-solicitation by certain affiliates of Pecos.  The closing is subject to the satisfaction of customary conditions to closing, including the performance of material covenants, accuracy of representations and warranties and obtaining material third party consents.  The Pecos Acquisition is expected to close in early November 2012; however, there can be no assurances that the closing conditions will be satisfied or the Pecos Acquisition will be completed in a timely manner or at all.

The business of Pecos consists primarily of crude oil purchasing and logistics operations in the Permian and Eagle Ford areas in Texas and New Mexico. Following the closing of the Pecos Acquisition, the Partnership expects that one of Pecos’ significant customers for the delivery of its blended crude products will become a significant customer of the Partnership and may have a significant amount of accounts receivable with the Partnership outstanding at any time.  The Partnership and certain former owners of Pecos expect to enter into a credit enhancement arrangement relating to such accounts receivable.

A copy of the press release announcing the Pecos Acquisition is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 24, 2012.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains various forward-looking statements and information that are based on the beliefs of the Partnership and its general partner, as well as assumptions made by and information currently available to the Partnership. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this report, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “could,” “believe,” “may,” “will” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the timing and expected benefits of the Pecos Acquisition and any prospective financial information furnished in this Current Report.  Although we and our general partner believe that the expectations on which such forward-looking statements are based are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are factors relating to the Pecos Acquisition including the Partnership’s ability to complete the Pecos Acquisition and successfully integrate the Pecos businesses, expected commercial and operational synergies over time, cash flow growth and accretion, future distribution increases and growth, incentive distribution reductions, internal growth projects, future issuances of debt and equity securities.  In addition, other key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: October 25, 2012		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 24, 2012.